UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                  June 21, 2007


                                 BRIGHTEC, INC.
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               (Exact Name of Registrant as Specified in Charter)


           Nevada                   033-55254-27               87-0438637
----------------------------        ------------           -------------------
(State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)            File Number)           Identification No.)


   8C Pleasant Street S. - 1st Floor, South Natick, MA            01760
   ----------------------------------------------------         ----------
       (Address of principal executive offices)                 (Zip code)


   Registrant's telephone number, including area code:      (508) 647-9710



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

            On June 18, 2007, Brightec, Inc., a Nevada corporation (f/k/a Advanced Lumitech, Inc. and hereinafter referred to as the "Company") issued 12,000,000 shares of its $0.001 par value common stock (the "Common Stock") to Patrick Planche, the Company's President and Chief Executive Officer. Of such shares, 5,000,000 shares of Common Stock were issued, at a fair market value of $0.03 per share, to Mr. Planche in lieu of $150,000 cash owed by the Company to Mr. Planche for accrued and unpaid compensation for Mr. Planche's employment as an executive officer of the Company for the first and second quarters of 2007 and for certain periods prior to January 1, 2007. The remaining 7,000,000 shares of Common Stock were issued to Mr. Planche to repay $210,000 of certain outstanding loans extended by Mr. Planche to the Company, also at a fair market value of $0.03 per share.


Item 9.01.  Financial Statements and Exhibits.

            (a)   Not applicable

            (b)   Not applicable

            (c)   Not applicable

            (d)   Not applicable



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 21, 2007                    BRIGHTEC, INC.

                                       By: /s/ PATRICK PLANCHE
                                           -------------------------------------
                                           Name:  Patrick Planche
                                           Title: President and Chief Executive
                                                  Officer



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